                                                             Exhibit 10.10(a)



                        WORLDWIDE RIGHTS ACQUISITION AGREEMENT

    AGREEMENT dated as of September 30, 1997, by and among I. C. Isaacs & Company L.P., a limited partnership organized and existing under the laws of Delaware ("Buyer"); Brookhurst, Inc., a corporation organized and existing under the laws of California ("Seller"); and William Ott (individually, "Ott", and collectively, with Brookhurst, the "Selling Parties").

                                W I T N E S S E T H :

    WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of Seller's right, title and interest in and to all "BOSS" trademarks and other proprietary interests, if any, related thereto owned by Seller and used in connection with its business throughout the world together with the goodwill symbolized by such trademarks, on the terms and conditions set forth herein;
    NOW, THEREFORE, in consideration of the mutual promises contained herein the parties hereby agree as follows:

                                      ARTICLE I

                                  PURCHASE AND SALE

         1.1 Purchase and Sale of BOSS Assets. Upon the terms and conditions herein set forth, Seller shall sell, convey, transfer, assign and deliver to Buyer on the Closing Date (as hereinafter defined), and Buyer shall purchase from Seller on the Closing Date, the following assets, properties and rights of Seller throughout the world (excluding Mexico) (the "Trademark Assets"), all of which, taken together, represent the business of Seller operating under the BOSS marks:

    (a) any and all right, title and interest of the Selling Parties in and to the trademarks, service marks, trade names, logos, insignias, designs, copyrights (if any), and other proprietary interests therein, containing the term "BOSS" or constituting a stylized B, throughout the world (excluding Mexico), including, without limitation, all registrations and applications for registration (including, to the fullest extent permitted by law, all "intent to use" applications) therefor throughout the world (excluding Mexico) (the "Trademarks"), and the goodwill symbolized by the Trademarks, together with all causes of action and the proceeds thereof (except as set forth in paragraph 1.1(d)) in favor of the Selling Parties heretofore accrued or hereafter accruing with respect to the Trademarks;

    (b) all rights of the Selling Parties under license agreements, concurrent use agreements and other agreements listed on Schedule 1.1(b) and all files relating thereto (the "Assumed Agreements"), including, without limitation, an assignment of all copyrights, if any, that the Selling Parties jointly or severally may own as a result of designs and other works created by any licensee of any portion of the Seller's BOSS business (including any works created by Buyer and owned by Seller under Buyer's license from Seller); and

    (c) all right, title and interest in and to all records and other information the Selling Parties or either of them have within their possession or control applicable to the products they or either of them have previously licensed under the Trademarks and all trademark files relating to the Trademark Assets, provided, however, that Seller shall not be responsible for (i) destruction of records caused by an Act of God or other "Force Majeure" event, or (ii) any immaterial non-intentional destruction of records.

    (d) Notwithstanding the foregoing, the parties acknowledge and agree that Buyer is not acquiring any rights of Seller under its license agreements (including, without limitation, rights to institute legal proceedings pursuant to such license agreements) with Buyer, Boss Sportswear (U.S.A.) Inc. and Checkmate Group LLC, all of which license agreements have been (or will at Closing be) terminated. Nothing set forth in this Section 1.1 (d) shall limit Seller's rights, if any, to seek indemnification and contribution from licensees of Seller with regard to Excluded Liabilities, as hereinafter defined, which rights are specifically reserved to Seller.

         1.2 Liabilities. Buyer shall assume no liabilities or obligations, whether now existing or arising in the future, fixed or contingent, known, or unknown, relating to the use by the Selling Parties (including, without limitation, use by any of Seller's affiliates, subsidiaries, predecessors or licensees other than Buyer) of the Trademarks and any other matter relating to the conduct of any business relating thereto prior to the Closing or with respect to any permitted activities of Seller, or any of its affiliates, subsidiaries, predecessors or licensees after the Closing Date ("Excluded Liabilities").

         1.3 Encumbrances. The sale and transfer of the Trademark Assets shall be free and clear of all pledges, security interests, mortgages and liens ("Encumbrances").

                                       ARTICLE

                                    CONSIDERATION

         2.1 Consideration. In consideration of the sale and transfer of the Trademark Assets to Buyer,

         (a) on the Closing Date, Buyer shall pay cash in the amount of U.S. $5,625,000 by wire transfer to a bank account designated in writing by Seller;

         (b) on the Closing Date, Buyer shall pay cash in the amount of U.S.$5,625,000 to the escrow agent identified in the Escrow Agreement;

         (c)  on the Closing Date, Buyer shall deliver an executed Promissory
Note in the form annexed hereto as Exhibit A (the "Note"); and

         (d) on the Closing Date, Buyer shall deliver a guaranty by Hugo Boss AG ("Hugo Boss") of Buyer's obligations under the Note in the form annexed hereto as Exhibit B (the"Guaranty").

                                       ARTICLE

                                     THE CLOSING

         3.1 Time and Place of Closing. The closing of the purchase and sale of the Trademark Assets hereunder (the "Closing") shall take place at the offices of Coudert Brothers located at 1114 Avenue of the Americas, New York, New York 10036 at 10:00 a.m. local time on a date agreed to by the parties (the "Closing Date"), which date shall not be later than eight (8) business days following the date on which the applicable waiting period, including any extension thereof, under the HSR Act (as hereinafter defined) shall have expired.

         3.2 Deliveries To Be Made by the Seller. On the Closing Date, Seller shall have executed and delivered to Buyer the following:

              (a) executed trademark assignments substantially in the forms attached hereto as Exhibit C;

              (b) possession of (i) an original of each of Seller's Trademark registrations currently in effect (except that a copy of Seller's California state registration may be delivered); (ii) an original of any other registrations for the Trademarks to the extent in Seller's possession, custody or control; and (iii) Seller's original trademark application and registration files including, for example, letters or other materials from each of Seller's domestic and foreign trademark counsel showing deadlines for trademark office actions to the extent in Seller's possession, custody or control;

         (c) an agreement of assignment and assumption of Assumed Agreements in the form annexed hereto as Exhibit D (the "Assumption Agreement");

         (d) an Escrow Agreement substantially in the form attached hereto as Exhibit E (the "Escrow Agreement");

         (e)  an executed copy of the Note;

         (f) an agreement terminating the License Agreement dated August 11, l994 between Buyer and Seller substantially in the form annexed hereto as Exhibit F (the "Termination Agreement"); and

         (g) such other instruments and documents as may be elsewhere herein required.

         3.3 Deliveries To Be Made by Buyer. On the Closing Date, Buyer shall have executed and delivered to Seller the following:

              (a)  the cash payment provided for in Section 2.1(a);

              (b)  the executed Note;

              (c)  the Assumption Agreement;

              (d)  the Escrow Agreement;

              (e) delivery of the payment described in Section 2.1(b) to the Escrow Agent;

              (f)  the Guaranty duly executed by Hugo Boss; and

              (g)  the Termination Agreement.

                                 ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES

    Each of the Selling Parties hereby jointly and severally makes the following representations and warranties, each of which is complete and correct on and as of the date hereof (it being acknowledged and agreed that Ott's liability under this Agreement is limited by the terms of Section 9.13 hereof).

    4.1 Organization and Good Standing of the Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Boss Golf Company, Inc. has changed or will change within thirty days after the Closing Date its name to a name not including the word "BOSS". All qualifications of such company to do business as well as similar registrations to do business or business name registrations have been or will within 90 days after the Closing Date hereof be altered, changed or withdrawn to reflect such name change.

    4.2 Authority; Execution. Seller has all the requisite power and authority, corporate and otherwise, to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement, and each of the other instruments of transfer, conveyance and assignment delivered hereunder, have been duly and validly authorized by all necessary corporate and other action on the part of each of the Selling Parties, as applicable, and this Agreement and each of such other instruments has been duly executed by each of the Selling Parties, as applicable. This Agreement constitutes the valid and binding agreement of each of the Selling Parties, as applicable, enforceable against the Selling Parties in accordance with its respective terms.

    4.3  Breach of Statute or Contract.

    (a) The execution, delivery and performance of this Agreement by the Selling Parties and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the charter documents or by-laws of Seller; (ii) violate or conflict with, result in the breach or termination of or otherwise give any other contracting party the right to terminate, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract or other instrument to which either Selling Party is a party and which relate to the Trademark Assets or by which either Selling Party is bound, or result in the creation of any Encumbrance upon any of the Trademark Assets pursuant to the terms of any such contract or instrument, or (iii) violate or conflict with any judgment, order, writ, injunction or decree of any court or governmental body of any jurisdiction applicable to either Selling Party (excluding any judgments, orders, writs, injunctions or decrees in any actions or proceedings involving Hugo Boss or its affiliates) or, to the knowledge of Seller, any law or regulation materially adversely affecting Buyer's ability to exploit the Trademark Assets.

    (b) Except as set forth on Schedule 4.3(b), there are no notices, licenses, consents, permissions or approvals of any nature whatsoever which are required to be obtained by Seller from any Federal, state or local governmental or regulatory body or other third party or, to Seller's knowledge, from any foreign governmental or regulatory body for the consummation of the transactions contemplated by this Agreement, or as a condition to the sale, assignment and transfer of the Trademark Assets to be effected hereunder.

    4.4 No Claims or Litigation. Except as set forth on Schedule 4.4(a), no litigation, judicial or arbitral action, claim asserted in writing and received by Seller or the Selling Parties within the preceding two years or, to the knowledge of Seller, administrative or regulatory proceeding or adversarial proceeding in any trademark office, or governmental investigation involving the Trademark Assets or the transactions contemplated by this Agreement, including, without limitation, any claim of conflict with or violation of any proprietary or other right (collectively, "Litigation") is pending or, to the knowledge of Seller, threatened against Seller. For purposes of the foregoing, "Litigation" shall not be deemed to include any actions, proceedings or claims involving Hugo Boss or its affiliates. Except as set forth on Schedule 4.4(b), there is no judgment, order, injunction, decree or award outstanding (whether rendered by a court, tribunal, administrative agency or arbitral tribunal and excluding any judgments, orders, injunctions, decrees or awards in any actions or proceedings involving Hugo Boss AG or its affiliates), against Seller or referencing Seller by name or, to Seller's knowledge, by which Seller is bound which affects the Trademark Assets or the use of the Trademark Assets in any way.

    4.5 Trademarks. Schedule 4.5.A hereto sets forth a correct and complete list of all registrations currently in effect and pending applications for registration of the Trademarks, together with dates of registration, including, without limitation, pending copyright applications or registrations currently in effect and current trade name or d/b/a applications or registrations, if any.
Schedule 4.5B sets forth, to the knowledge of Seller, all registrations and applications for registration of Trademarks which are no longer in effect. All registrations described in Schedule 4.5A are currently in effect and have not been found to be invalid, and, except as set forth in Schedule 4.5.C hereto, to Seller's knowledge, as of the date hereof no filings or other action is required for at least 120 days from the date hereof to maintain the registrations or applications described in Schedule
4.5.A in full force and effect. Except as set forth in Schedule 4.5.D, Seller is not currently licensing any person to use or operate under any of the Trademarks. True and complete copies and, if not available, descriptions of all such licenses, including all amendments or modifications, have heretofore been delivered to Buyer. Except as set forth in Schedule 4.5.E, and except for customary sell-off rights granted to alleged infringers, Seller has not affirmatively agreed or consented to the non-use by Seller, or use by any third party, of any mark containing the word BOSS. To Seller's knowledge, and excluding the use of the stylized "B" and the conduct of Seller's Mexican licensee, none of Seller's, Seller's affiliates, or its licensees' use of the Trademarks infringes, unfairly competes or otherwise conflicts with any proprietary or other rights of any other person, excluding the rights of Hugo Boss, provided, however, that no representation is made in the preceding clause as to the rights of any persons in countries outside of the U.S. in which both (a) Seller or its licensees manufacture products bearing the Trademarks and (b) Seller does not hold a trademark registration for BOSS. To Seller's knowledge (such knowledge being based solely on Seller's actual knowledge and inquiry of its licensees other than its licensee in Mexico), there are no countries in which Seller or its licensees (other than Buyer) currently manufacture products bearing the Trademarks.
Other than with respect to counterfeiters whose identities are unknown to Seller, Seller has, or will within 30 days after the Closing Date have, delivered to Buyer all written materials in its possession relating to any possible infringement, unfair competition or other interference with Seller's rights in the Trademarks involving apparel by any third party.

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Seller has paid, or will pay within a reasonable period of time, in full (or otherwise to the satisfaction of the invoicing party) all outstanding invoices of domestic and foreign trademark counsel (except counsel in Mexico) for work done and disbursements incurred on behalf of the Selling Parties (whether or not billed on or by the date hereof).

    4.6 No Alienation of Rights. Except as set forth in the Assumed Agreements or any other documents identified on Schedule 4.5.D or E or Schedule 4.6, no Selling Party has transferred, assigned, licensed (which license is currently outstanding) or otherwise encumbered with Encumbrances any of its rights in any Trademark Asset.

    4.7 Checkmate. Seller has terminated the July 14, 1995 License for Men's and Boy's underwear ("Checkmate Bodywear License") between Seller and Checkmate Group LLC ("Checkmate"). Seller has also terminated the June 25, 1996 license for golf apparel and other items relating to golf ("Checkmate Golf License") between Seller and Checkmate. The termination of the Checkmate Bodywear License and the Checkmate Golf License complied, in all material respects, with the requirements for termination of such licenses under the contracts' provisions. There is no litigation, judicial, or, arbitral action, or, to the knowledge of Seller, administrative proceeding pending against any Selling Party by or on behalf of Checkmate; Seller has no knowledge of any claim by or litigation, judicial, administrative or arbitral action or proceeding threatened against Seller by or on behalf of Checkmate. Buyer has been provided with all documents relating or referring to the termination of the Checkmate Bodywear License and Checkmate Golf License. Seller has heretofore disclosed to Buyer all material facts that Seller is aware of which relate to any potential claim by Checkmate arising out of Seller's termination of the Checkmate Bodywear License and the Checkmate Golf License.

    4.8  Ownership of Trademark Assets.   As between the Selling Parties and
all affiliates and other persons or entities related in any manner to any Selling Party, Seller owns all rights in and to the Trademark Assets.

    4.9 Knowledge. Whenever a statement regarding the existence or absence of facts in this Agreement is qualified by a phrase such as to Seller's knowledge or words to similar effect, it is intended by the parties that the information attributed to Seller be actually known, or information which should have been known based on reasonable inquiry by Ott, Leslie Blanchard, Nicholas Yacobucci or any officer or executive of Seller.

    4.10 Materiality. The phrase "materially adversely affecting Buyer's ability to exploit the Trademark Assets" or words of similar effect, shall be deemed to mean (i) the existence or occurrence at any time from and after the date hereof of any actual harm, or the existence of any reasonably anticipated actual harm, to Buyer's ability to exploit the Trademark Assets or (ii) either
(x) the failure of Seller to remedy the breach in question assuming the breach is remediable or (y) the inability of Seller to remedy the breach in question without prejudice to Buyer's ability to exploit the Trademark Assets. For purposes of this Section 4.10, no "actual harm" shall be deemed to exist as to the first six claims of harm unless such claim of harm reasonably involves at least the following amounts in damage or loss:

              First Claim              $50,000
              Second Claim             $25,000
              Third Claim              $25,000
              Fourth Claim             $25,000
              Fifth Claim              $25,000
              Sixth Claim              $25,000

it being agreed that, without prejudice to, or limitation of, Seller's ability to claim that such a subsequent claim involves no "actual harm", no such monetary threshold applies to any subsequent claims.

                                      ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF BUYER

    Buyer hereby makes the following representations and warranties each of which is complete and correct on and as of the date hereof:

    5.1 Organization and Good Standing of Buyer. Buyer is a limited partnership duly organized and validly existing under the laws of Delaware

    5.2 Authority; Execution. Buyer has all requisite power and authority, corporate and otherwise, to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement, and each of the other instruments of transfer, conveyance and assignment delivered hereunder, by Buyer have been duly and validly authorized by all necessary corporate and other action on the part of Buyer, and this Agreement and each of such other instruments has been duly executed by Buyer, as applicable. This Agreement constitutes the valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

    5.3  Breach of Statute or Contract.

         (a) The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby will not:
(i) violate or conflict with any provision of the certificate of limited partnership and other organizational documents of Buyer; (ii) violate or conflict with, result in the breach or termination of or otherwise give any other contracting party the right to terminate, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract or other instrument to which Buyer is a party; or (iii) violate or conflict with any judgment, order, writ, injunction or decree of any court or governmental body of any jurisdiction applicable to Buyer (excluding any judgments, orders, injunctions, decrees or awards in any actions or proceedings involving Seller or its affiliates) or, to the knowledge of Buyer, any law or regulation materially adversely affecting Buyer's ability to consummate the transaction contemplated by this Agreement.

         (b) Except as provided in Schedule 5.3(B), there are no notices, licenses, consents, permissions or approvals of any nature whatsoever which are required to be obtained by Buyer from any Federal, state or local governmental or regulatory body or other third party or, to Buyer's knowledge, from any foreign governmental or regulatory body for the consummation of the transactions contemplated by this Agreement, or as a condition to the sale, assignment and transfer of the Trademark Assets to be effected hereunder.

                                      ARTICLE VI

                                      COVENANTS

    6.1  Further Assurances.

         (a) From time to time until the expiration of six (6) years from the Closing Date, upon the request and at the expense of Buyer but without further consideration, Seller shall:

              (i) do, execute, acknowledge, deliver and file, or shall cause to be done, executed, acknowledged, delivered and filed, all such further acts, deeds, transfers, conveyances, assignments or assurances (including, without limitation, for purposes of transferring record ownership of the Trademark Assets to Buyer) as may be reasonably requested by Buyer for transferring, conveying, assigning and reducing to Buyer's possession, ownership and use of the Trademark Assets including, without limitation, executing on the Closing Date any assignments of foreign Trademarks in recordable form reasonably requested by Buyer; and

              (ii) deliver to Buyer such other records, documentation and information in Seller's possession or control as may be reasonably requested by Buyer to assist Buyer in the use and protection of the Trademark Assets.

         (b) Seller shall keep and preserve any and all records, documentation and information which relate to the Trademark Assets except as otherwise provided herein. Seller may dispose or destroy any such records, documentation and information at any time, provided that Seller first shall notify Buyer so that Buyer may, at its expense and within a reasonable time after receipt of such notice, obtain from Seller any or all of said records, documentation and information. Seller shall not be responsible for (i) destruction of records caused by an Act of

God or other "Force Majeure" event, or (ii) any immaterial non-intentional destruction of records.

    6.2 No Further Use of "BOSS". From and after the Closing Date hereof, Selling Parties, (including, without limitation, all affiliates thereof) shall cease all use of the name and mark "BOSS", all variations thereon and all other names and marks which incorporate the term "BOSS" and will never use the name or mark "BOSS", any variation thereon or any other names and marks which incorporate the term "BOSS" in the future, except to the limited extent permitted in Section 6.6. Notwithstanding the foregoing, Seller may make such limited use of the name and mark "BOSS" as is permitted under the Settlement Agreement (as hereinafter defined).

    6.3 No Effect on Use of Other Marks of Seller. Nothing in this Agreement shall prohibit the use by Seller, for any purpose, of the name or mark "Brookhurst," or the name or mark "Commercial Uniform," as to which trademarks Brookhurst retains all right, title and interest.

    6.4  No Challenge to Ownership or Use of Buyer's and Seller's Marks.

    (a) From and after the Closing Date, Selling Parties (including, without limitation, any affiliates thereof) will not challenge or object to the use, ownership, registration or validity of any "BOSS" marks or names, any variations thereon or any other names and marks which incorporate the term "BOSS", by Buyer (including, without limitation, any affiliates thereof) in any manner including, without limitation, in any subsequent legal proceeding to enforce this Agreement.

    (b) From and after the Closing Date, Buyer (including, without limitation, any affiliates thereof) will not challenge or object to the use, ownership, registration or validity of any "BROOKHURST" marks or names, any variations thereon or any other names and marks which incorporate the term "BROOKHURST" (other than names or marks including BOSS, I.G. DESIGN or ISAACS), by Seller (including, without limitation, any affiliates thereof) in any manner.

    6.5 Mail and Communications. From and after the Closing Date, Seller shall promptly remit or refer to Buyer any mail or other communications, including, without limitation, any written inquiries, relating to the Trademarks Assets which are received by Seller from and after the Closing for a period of six (6) years from the date hereof.

    6.6  Sell-off of Inventories.   (a)  Seller currently has: approximately
64,000 finished career apparel garments with a label that bears a BOSS logo in its possession, the substantial majority of which constitutes uniforms for United Airlines (such garments being hereinafter collectively referred to as the "Career Apparel Garments"). Notwithstanding anything to the contrary contained herein, Seller may for a period of six months after the Closing Date: (i) continue to sell and distribute the Career Apparel Garments in its possession on the date hereof with a label that bears a "BOSS by Brookhurst" logo in the typeface which is set forth on Exhibit G; provided, that Seller may extend the aforesaid limited use of "BOSS by Brookhurst" labels up to an aggregate additional period of three years, provided it pays in advance an annual license fee of $3,500 per year and executes a license agreement with Buyer in a form mutually agreed to by the parties. Seller agrees that after the Closing Date it will not order any new labels with a BOSS logo, manufacture or cause to be manufactured any garments which will bear a BOSS logo or label and will destroy its current inventory of labels with a BOSS logo beyond those already used in the existing inventory of Career
Apparel Garments and will make no further use of any labels with a BOSS logo.
 The use of any labels with a BOSS logo, or the sale or distribution of any Career Apparel Garments with a label containing a BOSS logo in accordance with the terms of this paragraph shall not constitute a breach of this Agreement. None of the Career Apparel Garments bears a BOSS mark on the exterior of such garments.

    6.7  HSR Matters.   As promptly as possible after the date hereof, but in
any case, not later than fifteen (15) business days following the date hereof, unless the parties shall otherwise agree filing is unnecessary, Buyer and Seller shall file their respective Notification and Report Forms under the Hart-Scott Rodino Antitrust Improvements Act of 1976 as amended (the "HSR Act") with respect to the transactions contemplated hereby. The parties further agree to request early termination of the waiting period applicable to such filings under the HSR Act and to respond as promptly as practicable to any request for additional information made pursuant to the HSR Act.

                                     ARTICLE VII

               CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND SELLER

    7.1  Conditions Precedent to Obligations of Buyer.   The obligation of
Buyer to consummate the transactions contemplated under this Agreement is subject to the fulfillment, as of the Closing Date, of each of the following conditions (any or all of which may be waived by Buyer):

         (a) the representations and warranties of the Selling Parties set forth in Article IV hereof shall be true and correct in all material respects;

         (b) the Selling Parties shall have performed and complied in all material respects with all covenants, obligations and undertakings required by this Agreement to be performed or complied with on or prior to the Closing Date:

         (c) Buyer shall have been furnished with a certificate, dated the Closing Date and executed by Ott individually and as an officer of Seller, certifying to the fulfillment of the conditions specified in Sections 7.1(a) and
(b)( it being acknowledged that Ott shall have no liability for money damages thereunder consistent with Section 9.13 hereof);

         (d) the applicable waiting period, including any extension thereof, under the HSR Act shall have expired without action taken to prevent consummation of the transactions contemplated by this Agreement;

         (e) no judgment, order or decree shall have been rendered which has the effect of enjoining the consummation of the transactions contemplated by this Agreement;

         (f) a settlement agreement by and among Hugo Boss AG, Hugo Boss USA, Inc., Hugo Boss Fashions, Inc., Buyer, Seller and Boss Golf Company, Inc. (i) settling the action commenced by the filing of a complaint dated February 11, 1993, which complaint was subsequently amended and superseded by Amended Complaint dated November 5, 1993, (ii) providing for the payment by defendants therein to Hugo Boss of $2,000,000, (iii) settling any and all proceedings between Hugo Boss and any of the parties hereto throughout the world (except Canada, Hong Kong and Mexico) and (iv) including the provisions set forth in Exhibit H hereto, and otherwise being in form and content mutually satisfactory to all parties, shall have been entered into by all parties thereto (the "Settlement Agreement");

         (g) settlement agreements by and between Hugo Boss and Seller shall have been entered into settling any and all proceedings in Canada, Hong Kong and Mexico on terms mutually satisfactory to all parties thereto (the "Foreign Settlement Agreements");

         (h) stipulated resolutions of all proceedings in Hong Kong by and between Hugo Boss, on the one hand, and third party agents or manufacturers of Buyer, on the other, shall have been entered into on terms satisfactory to Buyer and Hugo Boss (the "Hong Kong Resolutions");

         (i) with respect to any intent-to-use applications for the Trademarks presently outstanding for which use has been made prior to the date hereof, a list of first use dates for each product listed in each of said applications, if any, and documentary support for same to support "amendments to allege use" shall have been delivered to Buyer; and

         (j) the Escrow Agreement shall have been entered into by all parties thereto.

    7.2  Conditions Precedent to Obligations of Seller.   The obligations of
Seller to consummate the transactions contemplated under this Agreement are subject to the fulfillment, as of the Closing Date, of each of the following conditions (any or all of which may be waived by Seller):

         (a) the representations and warranties of Buyer set forth in Article V shall be true and correct in all material respects as of the Closing Date;

         (b) Buyer shall have performed and complied in all material respects with all obligations and undertakings required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date;

         (c) Seller shall have been furnished with a certificate, dated the Closing Date and executed by an officer of Buyer certifying to the fulfillment of the conditions specified in Sections 7.2(a) and (b);

         (d) the applicable waiting period, including any extension thereof, under the HSR Act shall have expired without action taken to prevent consummation of the transactions contemplated by this Agreement;

         (e) no judgment, order or decree shall have been rendered which has the effect of enjoining the consummation of the transactions contemplated by this Agreement; and

         (f) the Settlement Agreement shall have been entered into by all parties thereto; and

         (g) the Foreign Settlement Agreements shall have been entered into by all parties thereto;

         (h) The Hong Kong Resolutions shall have been entered into by all parties thereto; and

         (i) the Escrow Agreement shall have been entered into by all parties thereto.

                                     ARTICLE VIII

                      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                                   INDEMNIFICATION

    8.1 All representations and warranties contained in or made pursuant to this Agreement shall be continuing and shall survive and remain in full force and effect after the date hereof for a period of five (5) years notwithstanding any investigation conducted by any party hereto. All claims for indemnification under this Agreement shall be brought by the parties exclusively pursuant to, and shall be disposed of exclusively in accordance with the terms of, this
Article VIII.

    8.2  Indemnity Obligations of the Selling Parties.  Subject to Section
9.13, the Selling Parties hereby jointly and severally agree to indemnify and hold Buyer and its subsidiaries, partners, shareholders, affiliates, directors, officers, employees, agents, successors and permitted assigns (collectively, "Buyer Affiliates") harmless from, and to reimburse Buyer and each Buyer Affiliate for, any Buyer Indemnity Claims (as that term is hereinafter defined)
arising under this Agreement.   For purposes of this Agreement, the term "Buyer
Indemnity Claim" shall mean any loss, damage, deficiency, claim, liability, obligation, suit, action, fee, cost or expense of any nature whatsoever arising out of, based upon or resulting from (i) the breach of any representations and warranties of the Selling Parties which are contained in or made pursuant to this Agreement; (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements, obligations or undertakings made by Seller in or pursuant to this Agreement, including, without limitation, the obligations set forth in Exhibit H, the content of which will appear in the Settlement Agreement; (iii) any liabilities or obligations of Seller, or any affiliate or licensee of Seller other than Buyer, not assumed by Buyer pursuant to the terms hereof (excluding any matters relating to Mexico or the Letter Agreement by and between Brookhurst, Inc. and Reebok International Limited dated May 28, 1993);
(iv) any liabilities or obligations arising out of any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, costs and expenses or deficiencies incident to the disposal of any matter which is the subject of indemnification under this Section 8.2; and (v) all interest, penalties, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) arising out of any matter which is the subject of indemnification under this Section 8.2 and in which and to the proportionate extent Buyer Affiliates prevail. Notwithstanding the foregoing, Ott's liability under this Section 8.2 shall be limited solely to enforcement through equitable relief of all obligations of Ott and/or Seller under this Agreement, and Ott shall not be liable under any circumstances for monetary damages pursuant to this Section 8.2.

    8.3 Indemnity Obligations of Buyer. Buyer hereby agrees to indemnify and hold Seller and its respective subsidiaries, shareholders, affiliates, directors, officers, employees, agents, successors and permitted assigns (collectively, "Seller Affiliates"), harmless from, and to reimburse Seller and each Seller Affiliate for, any Seller Indemnity Claims (as that term, is hereinafter defined) arising under this Agreement. For purposes of this Agreement, the term "Seller Indemnity Claims" shall mean any loss, damage, deficiency, claim, liability, suit, action, fee, cost or expense of any nature whatsoever arising out of, based upon or resulting from (i) the breach of any representations and warranties of Buyer which are contained in or made pursuant to this Agreement; (ii) any breach of nonfulfillment of, or failure to perform, any of the covenants, agreements, obligations or undertakings made by Buyer in or pursuant to this Agreement; (iii) any liabilities or obligations assumed by Buyer pursuant to the terms hereof; (iv) any liabilities or obligations arising out of any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, costs and expenses or deficiencies incident to the disposal of any matter which is the subject of indemnification under this
Section 8.3; and (v) all interest, penalties, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of counsel and accounts) arising out of any matter which is the subject of indemnification under this Section 8.3 and in which and to the proportionate extent Seller Affiliates prevail.

    8.4 Notification of Claims. In the event of the occurrence of any event which any party asserts constitutes a Buyer Indemnity Claim or Seller Indemnity Claim, as applicable, the indemnified party shall provide the indemnifying party with prompt notice of such event, including, without limitation, any facts and circumstances which give rise to such claim, and shall otherwise make available to the indemnifying party all relevant information which is material to the claim and which is in the possession of the indemnified party. If such event involves the claim of any third party (a "Third-Party Claim"), the indemnifying party shall have the right to elect to join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and to employ counsel to assist such indemnifying party in connection with the handling of such claim, at the sole expense of the indemnifying party, and no such claim shall be settled, adjusted or compromised, or the defense thereof terminated, without the prior consent of the indemnifying party unless and until the indemnifying party shall have failed, after the lapse of a reasonable period of time, but in no event more than 30 days after written notice to it of the Third-Party Claim, to join in the defense, settlement, adjustment or compromise of the same. An indemnified party's failure within a reasonable time to give notice or to furnish the indemnifying party with any relevant data and documents in its possession in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any material prejudice to the indemnifying party. If so desired by any indemnifying party, such party may elect, at such party's sole expense, to assume control of the defense, settlement, adjustment or compromise of any Third-Party Claim, insofar as the claim relates to the liability of the indemnifying party, provided that such indemnifying party shall obtain the consent of all indemnified parties before entering into any settlement, adjustment and compromise of such claim, or ceasing to defend against such claim, if as a result thereof, or pursuant thereto, there would be imposed on an indemnified party any liability or obligation not covered by the indemnification obligations of the indemnifying party under this Agreement (including, without limitation, any injunctive relief or other remedy).

    If Buyer has not received a written notice from Seller disputing Buyer's Buyer Indemnity Claim within ninety (90) days after Buyer's submission of a notice of such claim to Seller, then Buyer may provide a further notice sent to Seller by registered or certified mail to the effect that Seller has not disputed such claim and that Buyer intends to submit a Settlement Notice (as defined in the Escrow Agreement) based on Seller having been deemed to have consented to such claim and the computation thereof, as applicable. If Seller does not within thirty (30) days after receipt of such latter notice dispute in writing the Buyer Indemnity Claim by notice to Buyer and Escrow Agent, then Seller shall be deemed to have consented to such claim and, to the extent set forth in Buyer's notices, the computation thereof.

    8.5 Escrow Agreement. (a) At the Closing, Buyer will deposit $5,625,000 with the Escrow Agent, which amount shall be deemed to be part of the "Escrow Fund" as defined in the Escrow Agreement. In addition, under the terms of the Note and the Escrow Agreement, Buyer is obligated to deposit portions of certain installments of principal and interest due under the Note with the Escrow Agent on and as of the date payment of each such installment is due. Effective upon each such deposit, such funds shall be deemed to become part of the "Escrow

Fund" for all purposes thereunder and shall be disbursed pursuant to the terms of the Escrow Agreement.

    8.6 Reservation of Rights. Subject to Section 9.13, notwithstanding anything to the contrary set forth in this Agreement, neither party shall be precluded from asserting any claim or cause of action under this Agreement if the other shall breach this Agreement.

    8.7 Termination. This Agreement may be terminated, and the transactions contemplated herein may be abandoned, (a) by mutual written agreement of the parties hereto at any time or (b) by either party by written notice to the other party if the Closing Date shall not have occurred on or before December 31, 1997, provided that the right to terminate this Agreement hereunder shall not be available to any party whose breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

                                      ARTICLE IX

                                       GENERAL

    9.1 Waiver. Any failure of Buyer, on the one hand, or the Selling Parties, on the other, to comply with any of the obligations or agreements set forth in this Agreement or to fulfill any condition set forth in this Agreement may be waived only by written instrument signed by the other party. No failure by any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver of such right, nor shall any single or partial exercise of any right hereunder by any party preclude any other or future exercise of that right or any other right hereunder by that party.

    9.2 Notices. All notices, requests or other communications required or permitted hereunder (excluding, however, mail and/or communications covered under paragraph 6.5 hereof) shall be given or made in writing and shall be (i) delivered personally (including commercial carrier), (ii) sent by registered or certified airmail, return receipt requested, postage prepaid or (iii) sent by telecopier, addressed to the party to whom they are directed at the following addresses, or at such other address as may from time to time be designated by such party to the others in accordance with this Section 9.2:

         If to Seller, to:

              Brookhurst, Inc.
              107 West Carob Street
              Compton, California  90220
              Attention:  William Ott
              Telecopier:  310/763-3846

              William Ott
              107 West Carob Street
              Compton, California  90220
              Telecopier:  310/763-3846

         With a copy to:

              Shereff, Friedman, Hoffman & Goodman, LLP
              919 Third Avenue
              New York, New York  10022
              Attention:  Robert J. Jossen, Esq.
              Telecopier:  212/758-9526

         If to Buyer, to:

              I. C. Isaacs & Company L.P.
              3840 Bank Street
              Baltimore, Maryland  21224
              Attention:  President and Co-Chief Executive Officer
              Telecopier:  410/558-2096

              I. C. Isaacs & Company L.P.
              350 Fifth Avenue
              Suite 1029
              New York, New York  10118
              Attention:  Chairman and Co-Chief Executive Officer
              Telecopier:  212/695-7579

         With a copy to:

              Piper & Marbury L.L.P.
              Charles Center South
              36 South Charles Street
              Baltimore, Maryland  21201-3010
              Attention:  Robert J. Mathias, Esq.
              Telecopier:  410/576-1604

    Any notice, request or other communications shall be deemed to have been given and to be effective upon receipt or refusal by the addressee. Any party may change its address for notices hereunder, effective upon giving of notice of such change hereunder to the other parties.

    9.3 No Third Party Beneficiaries. Neither this Agreement nor any provision hereof, nor any document or instrument executed or delivered pursuant hereto, shall be deemed to create any right in favor of or impose any obligation upon any person or entity other than Buyer and Selling Parties and their respective successors and assigns.

    9.4 Equitable Remedies. Selling Parties, on the one hand, and Buyer, on the other hand, each acknowledge that it will be impossible to measure in money the damages that would be suffered by Buyer and Selling Parties, respectively, if the other party fails to comply with the obligations imposed on it pursuant to paragraphs 1.1, 3.2, 3.3, 6.1, 6.2, 6.3, 6.4 and 6.5 of this Agreement and that, in the event of any such failure, the claiming party will be irreparably damaged and will not have an adequate remedy at law. Each party shall, therefore, be entitled to equitable relief, including, without limitation, injunctive relief and/or specific performance to enforce such obligations of the other party and, if any action should be brought in equity to enforce any provisions of this Agreement, neither party shall raise the defense that there is an adequate remedy at law. The parties further agree that notwithstanding the provisions of Section 9.12, either party may, in accordance with the provisions of this Section 9.4 hereof, seek immediate injunctive relief in court prior to the initiation of or pending resolution of any dispute in arbitration. Except as expressly provided in this Agreement, all specific remedies provided for in this Agreement are cumulative and are not exclusive of one another or of any other remedies available at law or in equity. Notwithstanding anything to the contrary set forth herein, nothing contained elsewhere in this Agreement, including, without limitation, the monetary thresholds set forth in Section 4.10 with respect to the definition of "actual harm", shall be deemed to limit in any way the availability of equitable relief for any breach of this Agreement.

    9.5 Captions and Paragraph Headings. Captions and paragraph headings used in this Agreement are for convenience only and are not a part of this Agreement and shall not be used in interpreting or construing it.

    9.6 Entire Agreement. The making, execution and delivery of this Agreement by the parties has been induced by no representations, statements, warranties or agreements other than those herein expressed. This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof. Notwithstanding the foregoing, the parties acknowledge that a number of different agreements and instruments of which the parties are signatory are all being executed simultaneously with this Agreement and at Closing. The parties acknowledge that this Agreement or instrument is to be interpreted and enforced separately and independently of any other such agreement or instrument, and the breach of any such agreement by a party shall not affect the rights of such party under this Agreement. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or their duly authorized representatives. The parties have made no representations or warranties not expressly set forth in this Agreement. This Agreement supersedes and terminates all prior discussions, negotiations, understandings, arrangements and agreements among the parties relating to the subject matter hereof, except as expressly set forth herein.

    9.7 Counterparts. This Agreement may be executed in any number of duplicate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

    9.8 Assignability. No party hereto may assign any of its interests, rights or obligations under the Agreement without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may assign its rights, but not its obligations, under this Agreement to any entity under common control with Buyer or to any assignee or other successor in interest to any of the Trademark Assets without the consent of Seller, and Seller may assign its rights under the Note and the Escrow Agreement in accordance with the terms of such instruments, provided, that neither party may assign any rights referred to in this Section 9.8 unless it has complied with all of its obligations under the instrument the rights under which it wishes to assign. Any impermissible attempted assignment of this Agreement without such prior written consent shall be void as to the other parties to this Agreement. Nothing in this Section 9.8 shall be construed as requiring Seller's consent to any assignment of Buyer's rights under this Agreement to Ambra Inc. or any affiliate thereof and the assumption by such assignee of any obligations of Buyer (if any) relating thereto.

    9.9 Expenses. The parties shall each bear their own expenses in connection with the negotiation, execution and delivery of this Agreement and the performance of their respective obligations hereunder.

    9.10 Successors and Assigns. This Agreement and the provisions thereof shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

    9.11 Governing Law. The validity, construction, operation and effect of any and all of the terms and provisions of this Agreement shall be determined and enforced in accordance with the laws of the State of New York without giving effect to principles of conflicts of law thereunder except as to matters solely involving foreign trademark rights, in which case the applicable foreign trademark laws shall be applied to determine such foreign trademark rights. In the event any legal action becomes necessary to enforce or interpret the terms of this Agreement, the parties agree that such action will be brought in the U.S. District Court for the Southern District of New York, and the parties hereby submit to the jurisdiction of such court; provided, however, that any party may enforce an arbitration award in any court of competent jurisdiction located in New York City and the parties hereby submit to the jurisdiction of any such court.

    9.12 Arbitration. (a) Notwithstanding anything contained in Section 9.11 above, except as provided in paragraph (b) below and as provided for in paragraph 9.4 above, all disputes arising from or in any way in connection with this Agreement shall be finally settled through binding arbitration conducted pursuant to the Rules of Conciliation and Arbitration of the International Chamber of Commerce in effect as of the date of the initiation of any dispute submitted to arbitration under this section ( ICC Rules ) by three arbitrators appointed in accordance with the ICC Rules. Except as provided in this Section, no modification or amendment of the ICC Rules applicable to any such arbitration shall be binding upon the parties unless agreed to in writing by the parties.
In each such arbitration, each party to the dispute shall appoint one arbitrator within 30 days of receipt by the defendant of the request for arbitration, and the arbitrators so appointed by the parties shall appoint the third arbitrator (who shall be the Chairman), within 30 days of the confirmation of the later of the two arbitrators appointed by the parties. If any such arbitration involves multiple claimants or multiple defendants, nomination of arbitrators shall be governed by the applicable ICC rules. Notwithstanding anything to the contrary contained in the ICC rules: (i) the arbitration proceedings shall be conducted in the City of New York, State of New York; (ii) the arbitration proceedings shall be conducted in the English language; and (iii) the arbitrators shall apply New York law without regard to such state's choice of law rules, except as to matters involving solely issues of foreign trademark rights, in which case the applicable foreign trademark laws shall be applied to determine such foreign trademark rights. If the arbitrator(s) determine that the set-off was improper, Buyer shall pay to Seller the amount set-off plus interest thereon at the reference rate announced by Union Bank of California from time to time as the "prime rate", plus one percent, computed from the date of the set-off through and including the date of payment of the set-off amount. If the non-prevailing party does not comply with an arbitration decision, the prevailing parties may immediately enforce the arbitration decision in an equitable proceeding in court with both parties' court costs and related attorneys' fees paid by the non-prevailing party in the arbitration, unless the arbitration decision is modified, or not upheld or enforced, in which case, each side shall bear its own costs and attorneys' fees.

          (b) (i) Notwithstanding anything contained in Section 9.11 above, in the event Buyer, pursuant to the second paragraph of paragraph 6 of the Note, sets off funds that were to be paid to Seller pursuant to the payment schedule contained in the Note, the parties agree to resolve in a fast-track procedure whether such set-off is appropriate (the Set-Off Dispute ). Such a procedure shall be initiated by transmission of a request for arbitration to the defendant. Within thirty (30) days of receipt by defendant of such request, the parties shall appoint one arbitrator who shall conduct an expedited arbitration pursuant to the ICC Rules to determine if Buyer can demonstrate a likelihood of success on the merits of its claim underlying the Set-Off Dispute. If the parties cannot agree upon an arbitrator within such 30-day period, or such longer period as may be agreed upon in writing by the parties, then an arbitrator shall be appointed by the ICC pursuant to its rules. The Set-Off Dispute arbitration shall be conducted within thirty (30) days of the confirmation of an arbitrator, unless the parties to the dispute agree in writing to an extension of the said 30-day period.

         (ii) The expedited arbitration shall be conducted in the City of New York, State of New York in the English language and the arbitrator shall apply New York law without reference to such state's choice of law rules, except as to matters involving solely issues of foreign trademark rights, in which case, the applicable foreign trademark laws shall be applied to determine such foreign trademark rights. The arbitrator shall render a decision as to Buyer's likelihood of success on the merits of the claim underlying the Set-Off Dispute within thirty (30) days of the final submission to the arbitrator. If the arbitrator decides that Buyer has shown a likelihood of success on the merits of its claim, Buyer shall be entitled to retain the set-off funds pending a full arbitration conducted pursuant to subsection (a) above. If the arbitrator determines that Buyer has not shown a likelihood of success on the merits of the claim underlying the Set-Off Dispute, Buyer shall pay such set-off amount to Seller within ten (10) business days, with interest thereon from the date of the set-off at an interest rate of 7% per annum. Notwithstanding the foregoing, either party may commence an arbitration pursuant to Subsection (a) above with respect to the underlying dispute which led to the set-off prior to, simultaneously with, during or after commencement of an expedited arbitration. Unless agreed to by the parties, the sole arbitrator rendering the decision as to whether Buyer has demonstrated a likelihood of success on the claim underlying the Set-Off
Dispute shall not serve as an arbitrator for any arbitration of the underlying dispute conducted pursuant to subsection (a) above, nor shall any decision or award, in whole or in part, be referred to in any such subsequent arbitration, or be made known to the arbitrators appointed pursuant to subsection (a) above for such arbitration. Unless agreed to by the parties, the pendency of a fast track arbitration under this section shall not be cause for delay or postponement of any other arbitration between the parties.

    9.13 Liability of Ott. Ott, as the sole shareholder of Seller, shall be jointly and severally liable with Seller as a primary obligor and not as a surety, provided, however, that his liability hereunder shall be limited solely to the enforcement through equitable relief of all obligations of Ott and/or Seller under this Agreement, and Ott shall not be liable under any circumstances for monetary damages.

    9.14 Confidentiality. This Agreement, its terms, conditions and provisions, and the trade secrets and confidential information of the parties are strictly confidential and shall not be disclosed by either party to any other person or entity without the prior written consent of the other party, or as required by law, (i) except financial institutions (including but not limited to investment bankers and underwriters), attorneys and accountants with which the parties transact business, provided, however, that such third parties agree in writing to abide by the terms of this provision; or (ii) except as appropriate for the parties to protect and/or enforce their respective trademark rights. Buyer and Seller further agree that disclosure of this Agreement within their organizations shall be limited to their respective directors, officers and employees with a "need to know," to carry out the purposes of this Agreement, or to protect the rights of either party. Nothing in this provision is intended to prevent or substantially interfere with Buyer's or its partners', affiliates or stockholders' ability to make all disclosures required by law pursuant to offering and selling stock to the public, or with respect to the parties' rights to reflect the terms of this transaction as an asset on any financial statements.

    9.15 Release of Liability Upon Assumption. Notwithstanding anything in this Agreement to the contrary, the obligations of I.C. Isaacs & Company L.P. ("ICI") under this Agreement are expressly conditioned on the Selling Parties' agreements as follows, and the Selling Parties do hereby irrevocably covenant and agree as follows:

         (a) ICI shall be permitted to assign any or all of its rights under this Agreement, the Note and the Escrow Agreement to Hugo Boss affiliate Ambra Inc. ("Ambra") and/or to have Ambra assume (and Ambra shall be permitted to assume) any or all of ICI's obligations under this Agreement, the Escrow Agreement and the Note. Upon such assignment and assumption,

Ambra shall have the right to assert the rights assigned to it directly against Seller or the Selling Parties, as the case may be, to the full extent that ICI would have been entitled to assert such rights but for the assignment;

         (b) Upon and after Ambra's assumption of any of ICI's obligations under this Agreement, ICI shall be fully released from such of ICI's obligations under this Agreement as are assumed by Ambra and:

              (i) Neither ICI nor any of ICI's partners, nor (A) any individual, partnership, joint venture, organization, association, company or trust which may have any legal or beneficial interest in ICI or its partners, as the case may be, and (B) any officers, directors, managers, employees, agents, advisors, successors or assigns of any thereof (ICI, its partners, and such entities and natural persons are referred to herein as "Exempted Persons"), shall be personally liable for payment or performance of any obligations arising under this Agreement or the Escrow Agreement to the extent such obligations are assumed by Ambra (such obligations under this Agreement and the Escrow Agreement are referred to herein as the "Obligations"); provided, however, that nothing in this paragraph 9.15(b)(i) shall release or otherwise limit Seller's rights against any successor or assignee of ICI's obligations, including, without limitation, Ambra.

              (ii) The Selling Parties shall not seek, pursue, obtain or enforce any claim or judgment against any of the Exempted Persons for the Obligations; and

              (iii) In the event of any nonpayment or nonperformance of this Agreement or any of the Obligations, the Selling Parties' sole and exclusive remedy for such nonpayment or nonperformance shall be to exercise such rights as the Selling Parties may have against any successor, assignee or guarantor of ICI's obligations, including, but not limited to, Ambra or (with respect to the Guaranty) Hugo Boss.

         (c) Promptly upon Ambra assumption of such obligations of ICI under this Agreement, the Selling Parties shall mark and sign all of their originals of this Agreement with the following legend and deliver a copy of this Agreement so marked and signed to ICI; provided, however, the failure of the Selling Parties to so mark and sign the originals of this Agreement, or to deliver such copy to ICI, shall not prejudice ICI's rights under this Section or cause ICI to remain obligated under this Agreement:

    "CERTAIN OBLIGATIONS (AS DEFINED ABOVE) OF I.C. ISAACS & COMPANY L.P. ("ISAACS") HAVE BEEN ASSUMED BY AMBRA, INC. AND THE SELLING PARTIES HAVE RELEASED ISAACS FROM SAID OBLIGATIONS.

                                  BROOKHURST, INC.



                                  By: /s/ William Ott
                                      __________________________________(Seal)
                                      WILLIAM OTT, PRESIDENT



                                       /s/ William Ott
                                       _____________________________________
                                       WILLIAM OTT, INDIVIDUALLY"


         (d) The foregoing clauses of this Section shall be self operative and shall not require the execution or delivery of any further documentation. Notwithstanding the foregoing, upon ICI's request upon and after Ambra's assumption of certain obligations of ICI under this Agreement, the Selling Parties shall execute and deliver to ICI such further documents as may be reasonably requested by ICI from time to time for the purpose of further confirming to ICI and/or other persons designated by ICI that ICI no longer has such obligations or liability under this Agreement.

    IN WITNESS WHEREOF, the parties have duly signed this Agreement the day and year first written above.

                                       BROOKHURST, INC.


                                       By:
                                           ---------------------------------
                                             Name:     William Ott
                                             Title:    President



                                       I. C. ISAACS & COMPANY L.P., a Delaware
                                       limited partnership


                                       By:       /s/ Robert J. Arnot
                                            --------------------------------
                                             Name:     Robert J. Arnot
                                             Title:    Chairman and Co-Chief
                                                         Executive Officer

                                        By:     /s/ Gerald W. Lear
                                             --------------------------------
                                             Name:     Gerald W. Lear
                                             Title:    President and Co-Chief
                                                         Executive Officer


                                             WILLIAM OTT

                                            ---------------------------------

    IN WITNESS WHEREOF, the parties have duly signed this Agreement the day and year first written above.

                                       BROOKHURST, INC.


                                       By:  /s/ William Ott
                                           ----------------------------------
                                             Name:     William Ott
                                             Title:    President



                                       I. C. ISAACS & COMPANY L.P., a Delaware
                                       limited partnership


                                       By:
                                            --------------------------------
                                             Name:     Robert J. Arnot
                                             Title:    Chairman and Co-Chief
                                                         Executive Officer

                                        By:
                                             --------------------------------
                                             Name:     Gerald W. Lear
                                             Title:    President and Co-Chief
                                                         Executive Officer


                                             WILLIAM OTT

                                              /s/ William Ott
                                            ---------------------------------

    "CERTAIN OBLIGATIONS (AS DEFINED ABOVE) OF I.C. ISAACS & COMPANY L.P. ("ISAACS") HAVE BEEN ASSUMED BY AMBRA INC. AND THE SELLING PARTIES HAVE RELEASED ISAACS FROM SAID OBLIGATIONS.

                                       BROOKHURST, INC.



                                       By: /s/ WILLIAM OTT            (Seal)
                                           ___________________________
                                            WILLIAM OTT, PRESIDENT





                                           /s/ WILLIAM OTT
                                           ___________________________
                                            WILLIAM OTT, INDIVIDUALLY"

                        WORLDWIDE RIGHTS ACQUISITION AGREEMENT

                                       EXHIBITS



              Exhibit A           The Promissory Note

              Exhibit B           The Hugo Boss Guaranty

              Exhibit C           Trademark Assignments

              Exhibit D           Assumption Agreement

              Exhibit E           Escrow Agreement

              Exhibit F           Termination Agreement

              Exhibit G           "BOSS by Brookhurst" logo typeface

              Exhibit H           Certain Provisions in Settlement Agreement

                                SCHEDULE 1.1(b)

                               ASSUMED AGREEMENTS

1. Trademark License Agreement by and between Brookhurst, Inc. and ProGroup, Inc. dated February 1, 1993.

2. Agreement by and between Brookhurst, Inc. and Boss Manufacturing Company dated January 17, 1994.

3. Settlement Agreement by and between Brookhurst, Inc. and Bravo Corporation dated January 21, 1997.

4. Agreement by and between Brookhurst, Inc. and Hi-Tech Golf, Inc. dated July 20, 1994.

5. Settlement Agreement by and between Brookhurst, Inc. and Le Boss Sports Wear, Inc. dated August 9, 1994.

6. Settlement Agreement by and between Brookhurst, Inc. and Hassan Nijem d.b.a. W-Two Tees dated March 31, 1995.

7. Agreement by and between Brookhurst, Inc. and Cooper Industries, Inc. dated July 19, 1993.

8. Agreement by and between Brookhurst, Inc. and Dayang International, Inc. dated February 28, 1994.

9. Agreement by and between Brookhurst, Inc. and Dong Jin Trading Co., Inc. dated February 28, 1994.

10. Agreement by and between The Boss Group Companies and Millie and Sol Friedman dated June 9, 1983.

11. Stipulation Terminating Opposition by and between Boss Group Companies, Inc. and Levi Strauss & Co. dated June, 1976.

12. Agreement by and between Brookhurst, Inc., Yogi Enterprises, Inc. and New York Wholesale dated February 21, 1994.

                                SCHEDULE 4.3(b)

                        THIRD PARTY CONSENTS AND WAIVERS

Hart-Scott-Rodino approval.

SCHEDULE 4.4(a)

                                   LITIGATION

United States

Hugo Boss Fashions, Inc. et al. v. Brookhurst. Inc. et al., 93 Civ.0875
(LMM)(THK)

Brookhurst, Inc. v. Bailiwick Golf, Inc., CV 96-6516 LGB (RNBx) (BOSS OF THE
MOSS)

Brookhurst, Inc. v. Thomas B. Bluemel, Opposition No. 104,087 (B.O.S.2)

Brookhurst, Inc. v. George Lesnick, Opposition No. 100,291 (BOSS OF THE MOSS)

Brookhurst, Inc. v. U.S. Boss Club, Inc., Opposition No. 99,923 (US BOSS CLUB)

Brookhurst, Inc. v. Hugo Boss A.G., Opposition No. 93,355 (BOSS HUGO BOSS)

Hugo Boss AG and Hugo Boss Fashions, Inc. v. Brookhurst, Inc., Opposition No. 89,912 (BOSS)

Hugo Boss AG and Hugo Boss Fashions, Inc. v. Brookhurst, Inc., Opposition No. 91,860 (BOSS)

Hugo Boss AG and Hugo Boss Fashions, Inc. v. Brookhurst, Inc., Opposition No. 90,751 (BOSS)

Hugo Boss AG and Hugo Boss Fashions, Inc. v. Brookhurst, Inc., Opposition No. 95,577 (BABY BOSS)

Hugo Boss AG and Hugo Boss Fashions, Inc. v. Brookhurst, Inc., Opposition No. 95,224 (BOSS)

Hugo Boss AG and Hugo Boss Fashions, Inc. v. Brookhurst, Inc., Opposition No. 97,364 (BOSS)

Hugo Boss AG and Hugo Boss Fashions, Inc. v. Brookhurst, Inc., Opposition No. 95,117 (BOSS AMERICA)

Hugo Boss AG and Hugo Boss Fashions, Inc. v. Brookhurst, Inc., Opposition No. 95,473 (BOSS BUSINESS)

Hugo Boss AG and Hugo Boss Fashions, Inc. v. Brookhurst, Inc., Opposition No. 95,196 (LITTLE BOSS)

Hugo Boss AG and Hugo Boss Fashions, Inc. v. Brookhurst, Inc., Opposition No. 95,269 (LADY BOSS)

Hugo Boss AG and Hugo Boss Fashions, Inc. v. Brookhurst, Inc., Opposition No. 95,205 (BOSS GOLF)

Brookhurst, Inc. V. Hugo Boss A.G., Cancellation No. 21,614 (BOSS)

Brookhurst, Inc. V. Hugo Boss A.G., Cancellation No. 21,616 (BOSS)

Brookhurst, Inc. V. Hugo Boss A.G., Cancellation No. 22,751 (BOSS)

Brookhurst, Inc. V. Hugo Boss A.G., Cancellation No. 22,014 (BOSS)

Letters received from Boss Manufacturing Company dated June 13, June 28 and August 8, 1994.


Canada

Brookhurst, Inc. v. Hugo Boss AG, Hugo Boss Canada Inc., Carrera Optic AG, Falke Fashion, Siga Corp., La Seta Mantero, S.p.A., Franz Falke-Rohen Strumpffabriken, New Pel, S.p.A., Federal Court of Canada, Court No. T-l333-93

Opposition in the Canadian Trade-Marks Office by Brookhurst, Inc. to the registration of the Trade-mark BOSS ELEMENTS, Application Number 766,156, owned by Hugo Boss AG

Opposition in the Canadian Trade-Marks Office by Brookhurst, Inc. to the registration of the Trade-mark BOSS HUGO BOSS ELEMENTS DESIGN, Application Number 766,155, owned by Hugo Boss AG

Opposition in the Canadian Trade-Marks Office by Brookhurst, Inc. to the registration of the Trade-mark HUGO HUGO BOSS & DESIGN, Application Number 740,329, owned by Hugo Boss AG

Opposition in the Canadian Trade-Marks Office by Brookhurst, Inc. to the registration of the Trade-mark HUGO HUGO BOSS DESIGN, Application Number 732,109, owned by Hugo Boss AG

Opposition in the Canadian Trade-Marks Office by Brookhurst, Inc. to the registration of the Trade-mark BOSS HUGO BOSS DESIGN, Application Number 701,377, owned by Hugo Boss AG

Opposition in the Canadian Trade-Marks Office by Brookhurst, Inc. to the registration of the Trade-mark BALDESSARINI HUGO BOSS DESIGN, Application Number 732,110, owned by Hugo Boss AG


Hong Kong, China and Macau

See attached.


Japan

See attached.


Mexico

Letters received from Merchant & Gould dated August 22 and September 4, 1997.

                         LIST OF HONG KONG PROCEEDINGS

                                 Date of cease and     Date of Writ      1996
                                   desist letter                      Action No.

Brookhurst, Inc. vs. Hugo Boss     16 August 1996   20 September 1996   10808
AG

Brookhurst, Inc. vs. Hugo Boss     16 August 1996   20 December 1996    14585
AG and Hugo Boss Hong Kong
Limited

Hugo Boss AG vs. CAC               26 July 1996     24 September 1996   10896
Garment Ltd.

Hugo Boss AG vs. Chungkuo          26 July 1996     24 September 1996   10897
Chung Fah Co Ltd

Hugo Boss AG vs. P'NT              13 July 1996     24 September 1996   10898
Merchandising Co Ltd

Hugo Boss AG and Hugo Boss                          31 July 1996        8707
Hong Kong Limited vs.
Ace Merchandising Corp. (a
firm) (3rd party)
Pro-Knit Mfg. Ltd. (Defendant)

Hugo Boss AG vs. Gofar             13 July 1996     5 August 1996       8857
Textiles Limited

Hugo Boss AG and Hugo Boss                          Amended             174
Hong Kong Limited vs.                               Statement of Claim
Dodge International Trading                         pursuant to
Ltd, Dodge Knitting Company                         Summons dated 9
Ltd, Dodge Trading Ltd (5th to                      August 1995
7th Defendants);
(Sun Cheung Tak
Manufacturing Ltd, Cheung Fat
Trading Co. (a firm)(1st and 4th
Defendants); Garment Express
Fashions Co. (a firm)(2nd
Defendant); Harf Sharan (HK)
Co. (3rd Defendant); Wah Kel
Garment Co. (a firm)(8th and
9th Defendants))

Times Trademark Industrial         28 October 1996
Ltd.

                           LIST OF MACAU PROCEEDINGS

                                 Date of cease and     Date of Writ      1996
                                   desist letter                      Action No.

Fabrica de Vestuano Best           25 July 1996
Found Limitada (received by
Eldex Limited in HK)

                           [LIST OF PRC PROCEEDINGS]

                                 Date of cease and     Date of Writ      1996
                                   desist letter                      Action No.

[Hugo Boss AG vs. Boss               unknown             unknown
Sportwear (USA), Inc.]

                                     JAPAN

               List of All Legal Matters Involving Boss Trademark

TRIALS

---------------------------------------------------
Trial No.   Our Case
---------------------------------------------------
554/1993    S7069       Non-Use Cancellation
                        Trial against Trademark
                        Reg. No. 695865 "BOSS"
                        owned by Hugo Boss A.G.
---------------------------------------------------
555/1993    S7070       Non-Use Cancellation
                        Trial against Trademark
                        Reg. No. 695865 "BOSS"
                        owned by Hugo Boss A.G.
---------------------------------------------------
564/1993    S7071       Non-Use Cancellation
                        Trial against Trademark
                        Reg. No. 2190696 "BOSS"
                        owned by Hugo Boss A.G.
---------------------------------------------------
565/1993    S7072       Non-Use Cancellation
                        Trial against Trademark
                        Reg. No. 2190696 "BOSS"
                        owned by Hugo Boss A.G.
---------------------------------------------------
566/1993    S7073       Non-Use Cancellation
                        Trial against Trademark
                        Reg. No. 2190696 "BOSS"
                        owned by Hugo Boss A.G.
---------------------------------------------------
567/1993    S7074       Non-Use Cancellation
                        Trial against Trademark
                        Reg. No. 2190696 "BOSS"
                        owned by Hugo Boss A.G.
---------------------------------------------------
568/1993    S7075       Non-Use Cancellation
                        Trial against Trademark
                        Reg. No. 2190696 "BOSS"
                        owned by Hugo Boss A.G.
---------------------------------------------------
569/1993    S7076       Non-Use Cancellation
                        Trial against Trademark
                        Reg. No. 2197845 "BOSS"
                        owned by Hugo Boss A.G.
---------------------------------------------------

                                SCHEDULE 4.4(b)

                              JUDGMENTS AND ORDERS

See Schedule 4.5.E for references to Levi Strauss & Co.

                                 SCHEDULE 4.5.A

                CURRENT TRADEMARK REGISTRATIONS AND APPLICATIONS

UNITED STATES

Federal Registrations

Registration Number        Mark/Class(es)*             Registration Date
-------------------        ---------------             -----------------
1,023,305                  BOSS/25                     10/21/75 renewed 10/21/95
1,214,960                  LADY BOSS/25                11/02/82
1,756,992                  B(stylized)/25              03/09/93
1,933,326                  BOSS/28                     11/07/95

State Registrations

Registration Number        Mark/Class(es)              Registration Date
-------------------        --------------              -----------------
101509 (California)        BOSS/25                     7/23/96

Federal Applications

Application Number         Mark/Class(es)
------------------         --------------
74/074,962                 BOSS/21, 24, 25, 28
74/075,953                 BOSS/25
74/263,623                 BOSS/28
74/269,769                 BOSS/28
74/326,997                 BOSS/25
74/323,654                 BOSS/12, 14, 16, 18, 25, 28
74/801,552                 BOSS/24, 26
74/346,231                 BABY BOSS/8, 14, 16, 18, 25, 28
74/801,565                 BABY BOSS/24, 26
74/346,234                 LITTLE BOSS/8, 14, 16, 18, 25, 28
74/801,545                 LITTLE BOSS/24, 26
74/346,230                 LADY BOSS/12, 14, 16, 18, 25, 28

----------
  * Prior to Closing, the Acquisition Agreement shall not be deemed to be breached by inclusion of incorrect information relating to the Marks and Classes in this Schedule. Said information shall be reviewed, corrected if necessary, updated and confirmed by Seller prior to Closing.

                                 SCHEDULE 4.5.A

74/801,550                 LADY BOSS/24, 26
74/346,232                 BOSS AMERICA/12, 14, 16, 18, 25, 28
74/801,551                 BOSS AMERICA/24, 26
74/346,233                 BOSS GOLF/12, 14, 16, 18, 25, 28
74/801,554                 BOSS GOLF/24, 26
74/355,226                 BOSS BUSINESS/12, 14, 16, 18, 25, 28
74/801,657                 BOSS BUSINESS/24, 26
75/013,293                 BOSS/7, 8, 11, 12, 14, 21


Current DBA Applications and Registrations

See attached.


CANADA

Federal Applications

Application Number         Mark/Class(es)
------------------         --------------
721,562                    BOSS/?


ITALY

Registrations

Application Number         Mark/Class(es)              Registration Date
------------------         --------------              -----------------
643416                     BOSS AMERICA/25,28          2/21/95


HONG KONG

Application Number         Mark/Class(es)
------------------         --------------
96/06527                   BOSS and
                           BOSS (Stylized)/25


ROC (TAIWAN)

Application Number         Mark/Class(es)
------------------         --------------
85032505                   BOSS BUSINESS/25

                                 SCHEDULE 4.5.A

CHINA

Application for business name for Boss Golf Company


MACAU

Application Number         Mark/Class(es)
------------------         --------------
N/001305                   BOSS/25


MALAYSIA

Application Number         Mark/Class(es)
------------------         --------------
96/06531                   BOSS/25


JAPAN

Application Number         Mark/Class(es)
------------------         --------------
330801/1992                BOSS AMERICA/9
330803/1992                BOSS AMERICA/20
330804/1992                BOSS AMERICA/25
330805/1992                BOSS AMERICA/26


MEXICO

Application Number         Mark/Class(es)
------------------         --------------
152400                     BOSS/25
152401                     BOSS BOSS AMERICA/25
152402                     BOSS AMERICA/25

                                 SCHEDULE 4.5B

               PREVIOUS TRADEMARK REGISTRATIONS AND APPLICATIONS


United States

Registration No. 213,560 dated June 1, 1926, renewed June 1, 1946 for BOSS

Registration No. 127,268 dated November 14, 1919 for BILLIE BOSS

Registration No. 1,080,019 dated December 20, 1977 for BOSS


Application Serial No. 36,141 for BOSS AND DESIGN

Application Serial No. 36,142 for BOSS TEXTOOL SERVICES


California trademark registration dated February 12, 1897

California trademark registration no. 1434 dated September 19, 1959 for THE BOSS


France

Application No. 93/453,859 for BOSS AMERICA


Japan

Application No. 330802/1992 for BOSS AMERICA

Application No. 330806/1992 for BOSS AMERICA


Peru

Trademark registration dated July 7, 1921 for THE BOSS

Mexico

Trademark registration number 16,666 dated June 5, 1919

Trademark registration number 26,603 dated February 23, 1927

Trademark registration number 323615 dated May 29, 1985


China

Application No. 93007161 for BOSS BUSINESS


Macau

Application No. 12784/DSE for BOSS

                                 SCHEDULE 4.5.C

                  FILINGS AND ACTIONS REQUIRED WITHIN 120 DAYS

Office Action response due December 8, 1997 for Canadian BOSS trademark application number 721,562.

Office Action response due October 4, 1997 for Japanese trademark application number 330805/1992.

Japanese trademark applications which have been denied may be subject to appeal.

                          AMENDMENT TO SCHEDULE 4.5.C.
                 TO THE WORLDWIDE RIGHTS ACQUISITION AGREEMENT
                            DATED SEPTEMBER 30, 1997
             ----------------------------------------------------------

     It is hereby agreed, by and between the undersigned counsel, that
Schedule 4.5.C to the World Wide Rights Acquisition Agreement dated September 30, 1997, should be amended to delete any reference to any "office action response due October 4, 1997 for Japanese trademark application number 330805/1992."


/s/ Louis M. Solomon      /s/ Pamela T. Church         /s/ Robert J. Mathias
--------------------      --------------------         ---------------------
Louis M. Solomon          Pamela T. Church             Robert J. Mathias
Shereff, Friedman,        Coudert Brothers             Piper & Marbury LLP
 Hoffman & Goodman, LLP   1114 Avenue of the Americas  36 South Charles Street
919 Third Avenue          New York, New York 10036     Baltimore, Maryland 21201
New York, New York 10022

Attorneys for             Attorneys for Hugo Boss AG   Attorneys for I.C. Isaacs
  Brookhurst, Inc.                                       & Company L.P.

                                 SCHEDULE 4.5.D

                             CURRENT BOSS LICENSES

LICENSE AGREEMENT dated August 11, 1994 by and between BROOKHURST, INC. and I.C. ISAACS & CO., L.P.

TRADEMARK LICENSE AGREEMENT dated February 1, 1993 by and between BROOKHURST, INC. and PROGROUP, INC.

TRADEMARK LICENSE AGREEMENT dated August 25, 1992 by and between BROOKHURST, INC. and BOSS AMERICA, S.A. DE C.V.: terminated but there are sell-off rights in Paragraph Thirteenth of said Agreement.

                                 SCHEDULE 4.5.E

                         AGREEMENTS RE USE OF TRADEMARK

1. Agreement by and between Brookhurst, Inc. and Boss Manufacturing Company dated January 17, 1994.

2. Settlement Agreement by and between Brookhurst, Inc. and Bravo Corporation dated January 21, 1997.

3.    Letter to Jeffrey A. Pine, attorney for Enjoylife, Inc. dated April 30,
      1993.

4. Agreement by and between Brookhurst, Inc. and Hi-Tech Golf, Inc. dated July 20, 1994.

5. Settlement Agreement by and between Brookhurst, Inc. and Le Boss Sports Wear, Inc. dated August 9, 1994.

6. Settlement Agreement by and between Brookhurst, Inc. and Hassan Nijem d.b.a. W-Two Tees dated March 31, 1995.

7 Trademark License Agreement by and between Brookhurst, Inc. and ProGroup, Inc. dated February 1, 1993.

8. Letter to John F. McKenna, Jr., Esq., attorney for Boss Uniform Service, from Roger A. Browning, attorney for The Boss Group Companies, dated March 20, 1974.

9. Agreement by and between Brookhurst, Inc. and Cooper Industries, Inc. dated July 19, 1993.

10. Agreement by and between Brookhurst, Inc. and Dayang International, Inc. dated February 28, 1994.

11. Agreement by and between Brookhurst, Inc. and Dong Jin Trading Co., Inc. dated February 28, 1994.

12. Agreement by and between The Boss Group Companies and Millie and Sol Friedman dated June 9, 1983.

13. Letter from William H. Pavitt, Jr., attorney for Boss Group Companies, Inc., to Claude W. Lowe, Esq., attorney for H.D. Lee Company, dated January 13, 1976.

14. Stipulation Terminating Opposition by and between Boss Group Companies, Inc. and Levi Strauss & Co. dated June, 1976.

                                 SCHEDULE 4.5.E

15. Agreement (undated and unsigned) by and between Boss Group Companies, Inc. and Levi Strauss & Co.

16. Agreement by and among Brookhurst, Inc., Yogi Enterprises, Inc. and New York Wholesale dated February 21, 1994.

17. Letter Agreement by and between Brookhurst, Inc. and Reebok International Limited dated May 28, 1993.

18. Settlement Agreement by and among Brookhurst, Inc., Hugo Boss AG and Stefano Herren Mode dated January 6, 1988.

                                  SCHEDULE 4.6

                              ALIENATION OF RIGHTS

[NONE]

                                SCHEDULE 5.3(B)

                              THIRD PARTY CONSENTS

Hart-Scott-Rodino approval.

Approval from secured lender, Congress Financial Corporation.